UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): September 30, 2003

                            HERITAGE COMPANIES, INC.
                            ------------------------
               (Exact Name of Registrant as Specified in Charter)

                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

                                    333-66994
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                            (Commission File Number)

                                   43-1932733
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                      (I.R.S. Employer Identification No.)

             111 W. Washington Street, Suite 860, Chicago, IL 60602
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              (Address of Principal Executive Offices) (Zip Code)

                                 (312) 201-8050
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              (Registrant's Telephone Number, Including Area Code)

     This Current Report on Form 8-K is filed by Heritage Companies, Inc., a Nevada corporation (the "Registrant"), in connection with the matters described herein.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On September 29, 2003, the Registrant executed a Plan of Exchange (the "Agreement"), between and among the Registrant, Harbin Yong Heng Ke Ji Fa Zhan You Xian Ze Ren Gong Si, a corporation organized and existing under the laws of the Peoples' Republic of China ("Yong Heng"), the shareholders of Yong Heng (the "Yong Heng Shareholders"), and Rohit Patel, Chairman of the Registrant ("Patel").

     Pursuant to and at the closing of the Agreement, the Yong Heng Shareholders will exchange all their shares of capital stock for 67,000,000 shares of common stock of the Registrant, or 98.4% of the Registrant's then to be outstanding common stock. Upon completion of the exchange, Yong Heng will become a wholly-owned subsidiary of the Registrant. An executed copy of the Agreement is attached hereto as Exhibit 10.

     The Agreement contemplates that the exchange transaction will not immediately be consummated, but will close in escrow pursuant to an Escrow Agreement dated September 20, 2003 (the "Escrow Agreement"). The Escrow Agreement provides that the exchange transaction shall be consummated when and if (i) all necessary filings are made with the Securities and Exchange Commission and other state regulatory authorities to effect the exchange transaction, (ii) the Registrant effects a change of its name from Heritage Companies, Inc. to Songzai International Holding Group, Inc., and (iii) the Registrant effects a change of its ticker symbol to such new ticker symbol as the NASDAQ shall designate. The Registrant has agreed to use its best efforts to insure that the escrow conditions under the Escrow Agreement will be satisfied as promptly as practicable so that the closing deliveries under the Agreement will occur and a change of control of the Registrant will happen as soon as possible. The date on which the last of the escrow conditions is satisfied and a change of control of the Registrant will occur is referred to herein as the "Closing Date".

     The Escrow Agent under the Escrow Agreement is Greentree Financial Group, Inc., a Florida corporation, and financial advisor to Yong Heng.

     Effective September 29, 2003, Carl A. Gessner resigned as President of the Registrant. At the closing of the Agreement in escrow, which is anticipated to occur on September 29, 2003, Mr. Hong Chang will become CEO and will be nominated as the Designee for election to its Board of Directors. Pursuant to the Agreement, Mr. Hong Wen Li will be appointed Chairman of the Board of Directors on the Closing Date and Patel will resign as Chairman.

     Prior to the consummation of the transactions contemplated by the Agreement, Mr. Patel was the controlling stockholder of the Registrant, owning 1,188,088 shares of common stock, or 51.8% of the issued and outstanding shares of common stock. As part of the transaction he contributed, in exchange for three payments totaling $450,000 by Yong Heng and/or the Yong Heng Shareholders, his 1,188,088 shares of common stock that he owned back to the Registrant for cancellation.

     On September 29, 2003, the Registrant filed a preliminary Information Statement on Schedule 14C pursuant to Section 14(c) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission in connection with (i) a proposal to amend its corporate charter to change the name of the Registrant from Heritage Companies, Inc. to Songzai International Holding Group, Inc., which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date and (ii) a proposal to amend its corporate charter to increase the number of authorized shares of common stock from 20,000,000 to 200,000,000, which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date. The proposals are not effective before the mailing or delivery of the definitive Information Statement on Schedule 14C to shareholders at least 20 days prior to the date on which the action by written consent will take effect. The Registrant currently has issued and outstanding 2,291,836 shares of common stock.

On September 29, 2003, the Registrant filed an Information Statement on Schedule 14F-1 with the Securities and Exchange Commission reporting the execution of the Plan of Exchange and the fact that a change of control of the Registrant would occur upon the consummation of the transactions contemplated by the Plan of Exchange and the satisfaction of the conditions set forth in the Escrow Agreement.

CONSUMMATION OF THE EXCHANGE TRANSACTION WILL RESULT IN A CHANGE OF CONTROL OF THE REGISTRANT.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE COMPANIES, INC.



By: /s/ Rohit Patel
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    Rohit Patel
    Chairman



                                  EXHIBIT INDEX

Exhibit

Number      Description
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10          Plan of Exchange, dated September 29, 2003